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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT


CBA Money Fund:

We consent to the incorporation by reference in this Post-Effective Amendment No. 17 to Registration Statement No. 2-82766 of our report dated April 8, 1999 appearing in the annual report to shareholders of CBA Money Fund for the year ended February 28, 1999, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Princeton, New Jersey
April 28, 1999